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                                                                   EXHIBIT 10(m)




                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                       401(k) SAVINGS AND INVESTMENT PLAN
                                     STOCK
                                TRUST AGREEMENT





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                              TABLE OF CONTENTS

ARTICLE
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
FIRST:           ACCEPTANCE OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECOND:          INVESTMENT POWERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

THIRD:           PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

FOURTH:          ADMINISTRATIVE POWERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

FIFTH:           INSURANCE COMPANY CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SIXTH:           FIDUCIARY STANDARDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SEVENTH:         PROHIBITION OF DIVERSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

EIGHTH:          HOLD HARMLESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

NINTH:           ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

TENTH:           COMMITTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ELEVENTH:        COMPENSATION AND EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

TWELFTH:         RESIGNATION OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

THIRTEENTH:      AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

FOURTEENTH:      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

FIFTEENTH:       PLAN-TO-PLAN TRANSFERS; ROLLOVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SIXTEENTH:       ADOPTING EMPLOYERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SEVENTEENTH:     ALIENATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

EIGHTEENTH:      BOND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

NINETEENTH:      SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

TWENTIETH:       COMMUNICATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

TWENTY-FIRST:    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

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                             STOCK TRUST AGREEMENT

         WHEREAS, the Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan, hereinafter referred to as the "Plan," was initially established with an effective date of January 1, 1985, by Central Louisiana Electric Company, Inc., hereinafter referred to as the "Company," for the purpose of providing retirement and related benefits to eligible employees of the Company and their beneficiaries, hereinafter referred to as "Participants"; and

         WHEREAS, the Company amended and restated the Plan, effective April 2, 1991, to include an employee stock ownership plan, hereinafter referred to as an "ESOP" within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, hereinafter referred to as the "Code," and designed to meet the requirements of Section 4975(d)(3) of the Code, for the purpose of investing primarily in shares of convertible preferred or common stock of the Company qualifying as employer securities within the meaning of Section 409(1) of the Code; and

         WHEREAS, the Plan Committee, the members of which are "named fiduciaries" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (which named fiduciaries are hereinafter referred to as the "Committee") has general responsibility for administration of the Plan; and

         WHEREAS, the Plan calls for the establishment of a trust to which contributions are to be made by the Company to be held by the Trustee and to be managed, invested and reinvested for the exclusive benefit of Participants of the Plan and their beneficiaries; and

         WHEREAS, the Plan and trust are intended to qualify as a plan and trust which meet the applicable requirements of Sections 401(a) and 501(a) of the Code; and

         WHEREAS, on January 1, 1985, the Company entered into an agreement of trust with Merrill Lynch Trust Company, a corporation organized and existing under the laws of the State of New Jersey, having its principal place of business at Somerset, NJ, which has been removed or has resigned as trustee; and

         WHEREAS, on April 2, 1991, the Company, in order to effectuate the ESOP component of the Plan, entered into an agreement of trust with State Street Bank and Trust Company, a Massachusetts trust company with its principal place of business in Boston, Massachusetts, which
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has been removed or has resigned as trustee; and

         WHEREAS, effective August 1, 1997, the Company wishes to combine and restate as one the two agreements of trust, hereinafter referred to as the "Trust" in their entirety and appoint UMB Bank, N.A., a national banking association, having its principal place of business at Kansas City, Missouri, hereinafter referred to as the "Trustee"; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee do hereby covenant and agree as follows:

         FIRST: Acceptance of Property. The Trustee shall accept such cash and other property as is tendered to it as contributions hereunder, and as is acceptable to it, hereinafter referred to as the "Trust Fund," but shall not be under any duty to require the Company or any other adopting employer to contribute to the Trust Fund or to determine whether the amount of any contribution has been correctly computed under the terms of the Plan. In no event shall the Trustee be considered a party to the Plan. The Trustee shall have only such duties with respect to the Plan as are set forth in this Agreement.

         SECOND: Investment Powers. The Trustee shall invest the assets of the Trust Fund as directed by the Plan Administrator, Company or Committee, in accordance with the provisions of the Plan. In doing so, the Trustee will be a directed trustee. Trust investments may include, without limitation, employer securities, as that term is defined in section 407(D) of ERISA, without regard to limitations imposed by Section 407(A) of ERISA, and any fund created for the collective investment of the assets of employee benefit trusts, as long as such collective investment fund is a qualified trust under the applicable provisions of the Code (and while any portion of the trust fund is so invested, such collective investment fund shall constitute a part of the plan, and the instruments creating such fund shall constitute a part of this agreement). The Trustee shall have no independent investment duties or responsibilities. The Trustee assumes no financial responsibility with respect to the investment of the assets of the Trust Fund. The Trustee will have no liability for properly carrying out such investment directions and will have no liability for any loss or diminution in value occasioned thereby unless due to the Trustee's



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
own negligence or willful misconduct.

         To the maximum extent permitted by law, the Trustee shall not be liable for the acquisition, retention or disposition of any assets of the Trust Fund or for any loss to or diminution of such assets unless due to the Trustee's own negligence or willful misconduct.

         The Committee may appoint an "investment manager," as defined in
Section 3(38) of ERISA. Any investment manager so appointed shall be (i) an investment adviser registered as such under the Investment Advisers Act of 1940, (ii) a bank, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States. The Committee shall notify the Trustee of any such appointment by delivering to the Trustee an executed copy of the instrument under which the investment manager is appointed and evidencing the investment manager's acceptance of such appointment, an acknowledgment by the investment manager that it is a fiduciary of the Plan, and a certificate evidencing the investment manager's current registration under the Investment Advisers Act of 1940 or other appropriate qualification. The Committee shall specify to the Trustee the portion of the Trust Fund which shall be subject to such investment management. The Trustee shall invest and reinvest the portion of the Trust Fund subject to such investment management only to the extent and in the manner directed by the investment manager in writing. During the term of such appointment, the Trustee shall have no liability for the acts or omissions of such investment manager, and except as provided in the preceding sentence, shall be under no obligation to invest or otherwise manage the portion of the Trust Fund subject to such investment management. The Trustee may maintain separate accounts within the Trust Fund for the assets of the Trust Fund subject to such investment management. The Committee may terminate its appointment of an investment manager at any time and shall notify the Trustee in writing of such termination. To the maximum extent permitted by ERISA, the Trustee shall be protected in assuming that the appointment of an investment manager remains in effect until it is otherwise notified in writing by the Committee.


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         In the event that the investment manager appointed hereunder is a bank or a trust company, or an affiliate of a bank or a trust company, the Trustee shall, upon the direction of the Committee, transfer funds to such bank, trust company, or affiliate for investment through the medium of any fund created and administered by such bank, trust company, or affiliate, acting as trustee therefore, for the collective investment of the assets of employee benefit trusts, provided that such fund is qualified under the applicable provisions of the Code and while any portion of the assets are so invested, such fund shall constitute part of the applicable plan or plans, and the instrument creating such fund shall constitute part of this Trust. In order to implement the provisions of this paragraph, the Trustee is authorized to enter into any required ancillary trust, agency or other type of agreement with an investment manager, or its affiliate, as described in the preceding sentence.

         Except in the event of a tender or exchange offer as hereinafter provided, or in the case of fractional shares received in any stock dividend, stock split or other recapitalization or as necessary to make any distribution or payment from the Trust Fund, or unless expressly prohibited by ERISA, the Trustee shall have no power or duty to sell, tender, exchange or otherwise dispose of any of the Company's common stock held in the Fund, hereinafter referred to as the "Company Stock Fund". In the event that a tender or exchange offer is made for all or any portion of the stock held in the Company Stock Fund, the Company shall take such action as is practicable to provide each Participant in the Plan having an interest in such Fund with the same information that is distributed by the Company to the stockholders of the Company owning the same class of common stock for which such offer is made. Notwithstanding any other provision of the Plan or this Trust Agreement, in the event such an offer is made, each such Participant shall have the right to direct the Trustee, by timely notice, to tender or exchange all or any portion of the full shares of such common stock credited to this account which is at such time fully vested and the Trustee shall so tender or exchange only upon receipt of such direction. All property received in exchange for such common stock so tendered shall upon receipt be held by the Trustee in the Fund within the accounts of those Participants who so tendered, the



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provisions of the Plan and this Trust Agreement shall hereby be deemed amended to permit the holding of such property within said Fund and thereafter administered, invested, reinvested and distributed in accordance with the applicable terms of the Plan and Trust.

         With respect to the unallocated shares of the Company's stock held in the suspense account and fractional shares of Company stock allocated to participants' accounts, the Trustee shall exercise rights in connection with the tender offer or exchange offer for the shares of Company stock in the same proportion as the participants vote, tender or exchange shares. In the event any shares of Company stock held in the stock suspense account are tendered or exchanged, the proceeds shall at the direction of the Board of Directors of the Company either (i) if and to the extent the proceeds are attributable to unallocated Company stock, be used to repay installment purchase or other indebtedness used to purchase the Company stock to which such proceeds are attributable or (ii) be reinvested in Company stock within 90 days, or such longer period as may be approved by the Commissioner of Internal Revenue.

         THIRD: Payments. Subject to the provisions of Article FOURTEENTH hereof, the Trustee shall from time to time transfer cash or other property from the Trust Fund to such persons, including an insurance company or companies or a paying agent designated by the Committee, at such addresses, in such amounts, for such purposes and in such manner as the Committee may direct, provided that such transfer is administratively feasible, and the Trustee shall incur no liability for any such payment made at the direction of the Committee. The Committee shall be solely responsible to insure that any payment made at its direction conforms with the provisions of the Plan, the provisions of this Agreement, and ERISA, and the Trustee shall have no duty to determine the rights or benefits of any person in the Trust Fund or under the Plan or to inquire into the right or power of the Committee to direct any such payment.

         FOURTH: Administrative Powers. The Trustee is authorized to exercise from time to time the following powers in respect of any property, real or personal, of the Trust Fund, it being intended that these powers be construed in the broadest possible manner:



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         (1)     power to sell at public or private sale for cash or upon
                 credit or partly for cash and partly upon credit and upon such terms and conditions as it shall deem proper. No purchaser shall be bound to see to or be liable for the application of the proceeds of any such sale;

         (2) power to exchange securities or property held by it for other securities or property, or partly for such securities or property and partly for cash, and to exercise conversion, subscription, option and similar rights with respect to securities held by it, and to make payments in connection therewith;

         (3) power to vote in person or by proxy at corporate or other meetings and to participate in or consent to any voting trust, reorganization, dissolution, merger or other action affecting securities in its possession or the issuers thereof; provided, however, each Participant in the Plan who has an interest in the Company Stock Fund shall be entitled to direct the Trustee as to the manner in which the Company's stock having voting rights which is allocated to such Participant's account is to be voted. The Trustee, itself or by its nominee shall be entitled to vote and shall vote said stock with voting rights allocated to the accounts of said Participants as follows:
                 (i) The Company shall adopt reasonable measures to notify said Participants of the date and purposes of each meeting of stockholders of the Company at which holders of shares of stock shall be entitled to vote, and to request instructions from such Participants to the Company, its agent or the Trustee as to the voting at such meeting of the number of shares of common stock (including fractional shares) in the account of each such Participant whether or not vested. (ii) In each case, the Trustee, itself or by proxy, shall vote the shares of said stock (including fractional shares) in the account of each such Participant in accordance with the directions of the Participant as communicated directly to the Trustee or to the Trustee by the Company or its agent. (iii) If prior to the time of such meeting of stockholders (or a date prior thereto specified by the Trustee), the Trustee shall not have received timely directions from a Participant as to the


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
                 manner of voting any shares of allocated stock in the account of such Participant, the Trustee shall not vote such shares. The Trustee shall vote shares of stock held in the stock suspense account in the same proportion as directed shares are voted, giving effect to all directions by participants, including directions to vote for or against, to abstain, or to withhold the vote;

         (4) power to own or to manage, administer, operate, lease for any number of years, regardless of any restrictions on leases made by fiduciaries except restrictions imposed by ERISA, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held in the Trust Fund, to hold any such real property in its own name or in the name of its nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, and to cause to be formed a corporation, partnership, trust or other entity to hold title to any such real property with the aforesaid powers, all upon such terms and conditions as may be deemed advisable; to renew or extend or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any mortgage or to any other modifications or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefore and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such mortgage or guarantee;



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
         (5) power to acquire, hold or dispose of property in unregistered form, or in its name without designation of fiduciary capacity, or in the name of its nominee or any custodian, and to the extent permitted by ERISA, to combine certificates representing investments with investments of the same issue held by the Trustee in other fiduciary capacities, and to deposit property in a depository or clearing corporation or with the federal reserve bank in its district;

         (6) power to compromise and adjust all debts or claims due to or made against it, to participate in any plan or reorganization, consolidation, merger, combination, liquidation or other similar plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity;

         (7) power to borrow money from any lender, in accordance with ERISA, in any amount and upon any reasonable terms and conditions, for purpose of this Agreement, and to pledge or mortgage any property held in the Trust Fund to secure the repayment of any such loan;

         (8) power to deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee; and any assessments levied with respect to any property so deposited;

         (9) power to exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payments of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith and to hold and retain any



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
                 securities or other property which it may so acquire;

         (10) power to make distributions in cash or in specific property, real or personal, or an undivided interest therein, or partly in cash and partly in such property;

         (11) power to engage legal counsel, including counsel to the Company or the Trustee in its individual capacity, and any other suitable agents, and to consult with such counsel or agents with respect to the construction of this Agreement, the administration of the Trust Fund, and the duties of the Trustee hereunder;

         (12) power to commence or defend suits or legal proceedings and to represent the Trust Fund in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund, provided that the Trustee shall notify the Committee of all such suits, legal proceedings and claims and, except in the case of a suit, legal proceeding or claim involving solely the Trustee's action or omissions to act, shall obtain the written consent of the Company before settling, compromising or submitting to binding arbitration any claim, suit or legal proceeding of any nature whatsoever;

         (13) power, upon the written direction of the Committee, to enter into any contract or policy with an insurance company or companies, for the purpose of insurance coverage or otherwise, provided that, except as provided in Article FIFTH, the Trustee shall be the sole owner of all such contracts or policies and all such contracts or policies shall be held as assets of the Trust Fund;

         (14) power to make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

         (15) power to transfer assets of the Trust Fund to a successor trustee as provided in Article TWELFTH; and

         (16) power to appoint custodians or subcustodians to hold any or all of the Trust Fund;



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
         (17) power to appoint ministerial agents to perform various functions of the Trustee; and

         (18) power to exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article FOURTH or otherwise in the best interests of the Trust Fund.

Notwithstanding the foregoing, in the event that an investment manager is appointed pursuant to Article SECOND hereof, such investment manager shall exercise such of the powers enumerated in this Article FOURTH and otherwise contained in this Agreement with respect to the portion of the Trust Fund subject to its control as may be specified in the instrument under which the investment manager was appointed.

         FIFTH: Insurance Company Contracts. The Trustee may, at the direction of the Committee, (i) enter into one or more contracts with legal reserve life insurance companies, the rate of return from which is fixed by the terms of such contracts, (ii) transfer to any such insurance companies a portion of the Trust Fund in accordance with any such contracts, and (iii) hold any such contracts as a part of the Trust Fund until directed otherwise by the Committee. The Committee shall give such direction to the Trustee by delivering to the Trustee a copy of the action of the Committee signed by at least two members thereof, which shall specifically refer to this Article FIFTH and direct the Trustee to so act. The Committee may direct the Trustee to (i) request any information from any such insurance companies necessary or appropriate to make an investment decision, (ii) demand or accept withdrawals or other distributions under any such contracts, (iii) exercise or not to exercise any rights, powers, privileges and options under any such contracts and (iv) assign, amend, modify or terminate any such contracts. The Trustee shall take no action with respect to any such contracts except at the direction of the Committee. The Trustee shall incur no liability for complying with or failing to comply with any direction of the Committee. Any insurance companies issuing any contracts as hereinabove described may deal with the Trustee as the absolute owner of any such contracts and need not inquire as to the authority of the Trustee to act with regard to such contracts. Any such insurance company may accept and rely upon any communication from the Trustee which is signed by an officer of the Trustee. For purposes of this Agreement, any such insurance company shall be considered to be an investment manager with regard to the assets of the Plan subject to its control. In no event shall the underlying assets of such insurance company in which such contracts are invested be considered assets of the Plan or part of the Trust Fund.

         SIXTH:  Fiduciary Standards.      The Trustee (or any investment
manager appointed pursuant to Article SECOND hereof) shall (i) discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (ii) subject to the investment funds specified in the Plan, if any, and to the extent required by ERISA, diversify the investments of the Trust Fund so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so; and (iii) discharge its duties in accordance with the provisions of the Plan and this Agreement insofar as such provisions are consistent with ERISA.

         The Trustee (or any investment manager appointed pursuant to Article SECOND hereof) shall not engage in any transaction which it knows or should know violates Section 406 of ERISA. Notwithstanding the foregoing, the Trustee (or any investment manager appointed pursuant to Article SECOND hereof) may, in accordance with any appropriate exemption provided under ERISA or upon the approval of the Secretary of the Department of Labor, enter into any transaction otherwise prohibited under Section 406 of ERISA.

         The Trustee shall not be responsible for the administration of the Plan, for determining the funding policy of the Plan, or the adequacy of the Trust Fund to meet and discharge liabilities under the Plan.

         The Trustee shall not be responsible for any failure of the Committee or the Company to discharge any of their respective responsibilities with respect to the Plan nor be required to


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
enforce payment of any contributions to the Trust Fund.

         SEVENTH:  Prohibition of Diversion.

         (a) At no time prior to the satisfaction of all liabilities with respect to Participants in the Plan and their beneficiaries shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their beneficiaries. Except as provided in paragraphs (b), (c) and
                 (d) below, and Article THIRTEENTH, the assets of the Trust Fund shall never inure to the benefit of the Company and shall be held for the exclusive purpose of providing benefits to Participants in the Plan and their beneficiaries and defraying the reasonable expenses of administering the Plan.

         (b) In the case of a contribution that is made by the Company by a mistake of fact, paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Committee within one year after the payment of the contribution.

         (c) If a contribution by the Company is expressly conditioned on qualification of the Plan under Section 401 of the Code, and if the Plan does not so qualify, then paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Committee within one year after the date of denial of qualification of the Plan, to the extent permitted by ERISA and the Code.

         (d) If a contribution by the Company is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code, then to the extent such deduction is disallowed, paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Committee, to the extent disallowed, within one year after the date of such disallowance.

         EIGHTH: Hold Harmless.   To the maximum extent permitted by ERISA and
other applicable law, the Trustee shall not be liable for and the Company shall indemnify the


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
Trustee against, and agrees to hold the Trustee harmless from, all liabilities and claims (including attorney's fees and expenses in defending against such liabilities and claims) against the Trustee, arising from the Trustee's performance of its duties in conformance with the terms of the Plan and this Agreement, including any liability and claim arising with regard to the provisions of Article SECOND, unless such liability or claim results from the negligence or reckless or willful acts of commission or omission by the Trustee. To the maximum extent permitted by ERISA and other applicable law, the Trustee shall not be liable for acting (or for taking no action) in accordance with any written direction of the Committee or an investment manager designated under Article SECOND, or, where an investment manager has been designated, failing to act in the absence of any such direction, including, without limitation, any claim or liability that may be asserted against the Trustee on account of failure to receive securities purchased, or failure to deliver securities sold pursuant to orders issued by an investment manager, and the Company shall indemnify the Trustee against and agrees to hold the Trustee harmless from, all such liabilities and claims (including attorney's fees and expenses in defending against such liabilities and claims). The foregoing indemnifications shall also apply to liabilities and claims against the Trustee arising from any breach of fiduciary responsibility by a fiduciary other than the Trustee, unless the Trustee (i) participates knowingly in or knowingly undertakes to conceal such breach, (ii) has enabled such fiduciary to commit such breach by its failure to exercise its fiduciary duties under ERISA or
(iii) has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach.

         NINTH:  Accounts.        The Trustee or its agent shall keep records
of all transactions relating to the Trust Fund, which shall be made available at all reasonable times to persons designated by the Board of Directors of the Company or as may be required by law. The Trustee or its agent shall render an accounting to the Company and the Committee at least annually. The Committee may approve such accounting on behalf of itself and the Company by an instrument in writing delivered to the Trustee. If the Committee does not file with the Trustee objections to any such accounting within sixty (60) days after its receipt, the Committee shall be deemed to have approved such accounting on behalf of itself and the Company. In such case, or upon the written approval of the Committee of any such accounting, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Committee and the Company for its acts or failures to act described in such accounting. Except to the extent otherwise provided in ERISA, no person, other than the Company or the Committee, may require an accounting or bring any action against the Trustee with respect to the Trust Fund. The Trustee shall render to the Committee, at least quarterly, a statement of the Trust Fund assets and their values and, whenever a contribution is made to the Trust Fund other than in cash, a statement of the value of such property on the date it is received by the Trustee.

         Nothing contained in this Agreement or in the Plan shall deprive the Trustee of the right to have judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions with regard to the Trust, the only necessary parties thereto in addition to the Trustee shall be the Committee. If the Trustee so elects, it may join as a party or parties defendant any other person or persons.

         TENTH: Committee. The Company shall certify to the Trustee the names of the persons from time to time constituting the Committee. All directions to the Trustee by the Committee shall be in writing, and the Trustee shall be entitled to rely without further inquiry upon all such written directions received from the Committee.

         ELEVENTH: Compensation and Expenses. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon from time to time by the Company and the Trustee. Unless paid by Company, such compensation, attorneys' fees incurred in the administration of the Trust Fund, all taxes levied or assessed against the Trust Fund, and such other expenses as are incurred in the administration of the Trust Fund shall be paid from the Trust Fund.

         TWELFTH: Resignation of Trustee. The Trustee may resign at any time by giving thirty (30) days written notice to the Company. The Board of Directors of the Company may remove the Trustee at any time by giving thirty
(30) days written notice to the Trustee. In the case of the resignation or removal of the Trustee, the Board of Directors of the Company shall appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee. Upon the resignation or removal of the Trustee and the appointment of the successor trustee, the Trustee shall account for the administration of the Trust Fund up to the date of its resignation or removal in the manner provided in Article NINTH hereof and, upon the approval or deemed approval of such accounting, the Trustee shall transfer to the successor trustee all of the assets then constituting the Trust Fund and the Trustee shall to the maximum extent permitted by ERISA be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions; provided, however, that the Trustee may, in its sole discretion, transfer such assets prior to the completion of such accounting if the Company agrees thereto in writing, such writing to include such limitations on the Trustee's liability therefor as the Trustee may deem appropriate. The term "Trustee" as used in this Agreement shall be deemed to apply to any successor trustee acting hereunder.

         THIRTEENTH:    Amendment. The Board of Directors of the Company may
amend all or any part of this Agreement at any time provided, however, that any amendment shall not be effective until the instrument of amendment has been agreed to and executed by the Trustee. Any such amendment or modification of this Agreement may be retroactive if necessary or appropriate to qualify or maintain the Trust Fund as a part of a plan and trust exempt from federal income taxation under Sections 401(a) and 501(a) of the Code, the provisions of ERISA, or any other applicable provisions of federal or state law, as now in effect or hereafter amended or adopted, and any regulations issued thereunder, including, without limitation, any regulations issued by the United States Treasury Department, or the United States Department of Labor.

         Notwithstanding anything contained in this Article THIRTEENTH to the contrary, no amendment shall divert any part of the Trust Fund to, and no part of the Trust Fund shall be used for, any purpose other than for the exclusive purpose of providing benefits to Participants and their beneficiaries; provided, however, that nothing in this Article THIRTEENTH shall be deemed to limit or otherwise prevent the payment from the Trust Fund of expenses and other charges as provided in Article ELEVENTH.

         FOURTEENTH:    Termination. This Agreement and the Trust Fund hereby
created may be terminated at any time by the Board of Directors of the Company by written notice, executed and acknowledged so as to authorize it to be recorded in the State of Missouri delivered to the Trustee. Upon receipt of such notice of termination, the Trustee shall, after payment of all expenses incurred in the administration of the Trust Fund and such compensation as the Trustee may be entitled to, and upon approval of the appropriate governmental or quasi-governmental authorities (if such approval shall be required under applicable law or desired by the Trustee), then distribute the Trust Fund in cash or in kind to such persons or entities, including the Company, at such time and in such amounts as the Committee shall direct, which direction shall be in conformity with the provisions of the Plan and ERISA.

         FIFTEENTH:       Plan-to-Plan Transfers; Rollovers.  The Trustee or
its agent may transfer all of the property representing a Participant's vested interest in the Plan to the trustees of any trust qualified under Section 401(a) of the Code or to the trustee or custodian of a Participant's individual retirement account. The Trustee or its agent may make such a transfer only at the direction of the Committee.

         The Trustee may accept as part of the Trust Fund such property as is acceptable to the Trustee which represents a Participant's retirement benefits transferred from a trust qualified under Section 401(a) of the Code or transferred from the Participant or an individual retirement account as a permissible rollover under Section 402(c) or 408(d)(3) of the Code. The Trustee may accept such a transfer only at the direction of the Committee. A Participant shall at all times be fully vested in any property so transferred as a rollover to the Trust Fund. Such property shall be distributed to the Participant or his beneficiary at the direction of the Committee within the time required for distribution of his retirement benefits under the applicable provisions of the Plan.

         SIXTEENTH:       Adopting Employers. An affiliated corporation of the
Company which has adopted the Plan in accordance with its terms shall become a party to this Agreement by delivering to the Company and the Trustee a certified copy of a resolution of its board of directors to the effect that it agrees to adopt the Plan, to become a party to this Agreement, and to be bound by all the terms and conditions of the Plan and this Agreement. The Company shall have the sole authority to enforce this Agreement on behalf of any such affiliated corporation and the Trustee shall in no event be required to deal with any such affiliated corporation except by dealing with the Company as its agent. Irrespective of the number of affiliated corporations which may become parties to this Agreement, the Trustee shall in all respects invest and administer the Trust Fund as a single fund for investment and accounting purposes without allocation of any part of the Trust Fund as between the Company and any such affiliated corporation.

         An affiliated corporation which has adopted the Plan shall cease to be a party to this Agreement upon the Company delivering to the Trustee a certified copy of a resolution of such affiliated corporation's board of directors terminating its participation in the Plan. In such event, or in the event of the merger, consolidation, sale of property or stock, separation, reorganization or liquidation of the Company or of any such affiliated corporation, or in the event of the establishment, modification or continuance of any other retirement plan which separately or in conjunction with this Plan qualifies under Section 401(a) of the Code, the Trustee shall continue to hold the portion of the Trust Fund which is attributable to the participation in the Plan of the employees and their beneficiaries affected by such termination or by such transaction, and this Agreement shall continue in force with respect to such portion, until otherwise directed by the Committee, in accordance with the provisions of the Plan and ERISA.

         SEVENTEENTH: Alienation. No interest in the Trust Fund shall be assignable or subject to anticipation, sale, transfer, mortgage, pledge, charge, garnishment, attachment, bankruptcy or encumbrance or levy of any kind, and the Trustee shall not recognize any attempt to assign, sell, transfer, mortgage, pledge, charge, garnish, attach or otherwise encumber the same except to the extent that such attempt is made pursuant to a court order determined by the plan administrator to be a qualified domestic relations order, as defined in Section 414 of the

Code and Section 206 of ERISA or as otherwise required by law.

         EIGHTEENTH: Bond. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Agreement except as required by law.

         NINETEENTH: Successors. This Agreement shall be binding upon the respective successors and assigns of the Company and the Trustee. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession, and without any appointment or other action by any person, be and become successor Trustee hereunder.

         TWENTIETH:    Communications.  Communications to the Company or the
Committee shall be addressed to the Company, or to the Committee in care of the Company, as the case may be, at 2030 Donahue Ferry Road, Pineville, LA
71361-5000;   provided, however, that upon the Company's written request such communications shall be sent to such other address as the Company may specify.

         Communications to the Trustee shall be addressed to:

                                 UMB Bank, N.A.

                           Employee Benefit Division

                               1010 Grand Avenue

                                P.O. Box 419692

                          Kansas City, MO  64141-6692

provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify. No communication shall be binding on the Trustee until it is received by the Trustee.

         TWENTY-FIRST: Governing Law. This Agreement shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of Missouri.

         IN WITNESS WHEREOF the Company and the Trustee have executed this instrument this 1st day of August, 1997.


ATTEST:                              Central Louisiana Electric Company, Inc.



/s/ JUDY P. MILLER                   By: /s/ CATHERINE C. POWELL
------------------------------          --------------------------------------

Title:                                  Title: Sr. Vice President
                                               Employee & Corporate Service

(Corporate Seal)

                                        UMB Bank, N.A.





                                        By: /s/ WILLIAM A. HANN
                                           -----------------------------------
                                        Title: Senior Vice President